As filed with the Securities and Exchange Commission on April 10, 2008

Registration No. 333-143765

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-3 TO

FORM S-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

THE PARENT COMPANY

(Exact Name of Registrant as Specified in its Charter)

Colorado	65-0797093
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

717 17th Street

Suite 1300

Denver, Colorado 80202

(303) 228-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Michael J. Wagner

The Parent Company

717 17th Street

Suite 1300

Denver, Colorado 80202

(303) 228-9000

(Name, Address, Including Zip Code, and

Telephone Number, Including Area Code, of Agent for Service)

Copies of all correspondence to:

Thomas R. Stephens, Esq.

Polly S. Swartzfager, Esq.

Bartlit Beck Herman Palenchar & Scott, LLP

1899 Wynkoop Street

Denver, Colorado 80202

(303) 592-3100

Fax: (303) 592-3140

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 on Form S-3 to Form S-4 contains an updated prospectus relating to the offering and sale of shares of common stock of The Parent Company, a Colorado corporation and successor, pursuant to a reincorporation merger, to BabyUniverse, Inc., which shares were originally registered for resale pursuant to the Registration Statement on Form S-4 (File No. 333-143765). The Registration Statement on Form S-4 was initially declared effective by the Securities and Exchange Commission on October 2, 2007. This Post-Effective Amendment No. 1 on Form S-3 is being filed to convert such Registration Statement on Form S-4 into a Registration Statement on Form S-3. All filing fees payable in connection with these securities were previously paid in connection with the filing of the original registration statement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated April 10, 2008

PROSPECTUS

THE PARENT COMPANY

10,348,053 Shares of Common Stock

This prospectus relates to the offer and sale of up to 10,348,053 shares of our common stock, par value $0.001 per share, by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholders under this prospectus.

The selling shareholders may from time to time offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. These sales may be made on The Nasdaq Global Market or any other national securities exchange on which our common stock is then traded, in the over-the-counter market or in negotiated transactions. See “Plan of Distribution” beginning on page 7 of this prospectus.

Our common stock is traded on The Nasdaq Global Market under the symbol “KIDS.” On April 9, 2008, the last sale price of our common stock reported on The Nasdaq Global Market was $3.50.

Investing in these securities involves significant risks. See “ Risk Factors” on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                 , 2008.

IMPORTANT NOTICE TO READERS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer shares of our common stock that they own and that are covered by this prospectus. Each time the selling shareholders offer shares of common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplements together with the information incorporated by reference in this prospectus and, if applicable, any supplement hereto. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” for more information.

We have not authorized anyone to provide you with information other than the information contained herein or incorporated by reference as set forth under “Incorporation of Certain Documents by Reference”. None of the shares of common stock covered by this prospectus are being offered in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC.

i

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, without limitation, statements regarding our acquisition of eToys Direct, Inc. (“eToys Direct”) on October 12, 2007, and future expectations concerning available cash and cash equivalents, financial performance and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed in or implied by this prospectus or the documents incorporated by reference herein. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited, to:

•	if we do not successfully integrate eToys Direct’s business operations;

•	our limited operating history makes it difficult for us to accurately forecast our revenues and appropriately plan our expenses;

•	purchasers of toys and child-related products, baby, toddler and maternity products and baby bedding and furniture may not choose to shop online, which could prevent us from increasing revenues;

•	we intend to undertake acquisitions to expand our business, which may pose risks to our business and dilute the ownership of existing shareholders;

•	we may not succeed in continuing to establish our various brands, which could prevent us from acquiring customers and increasing our revenues;

•	our future capital requirements and our ability to satisfy our capital needs;

•	our ability to manage our growth;

•	we face significant competition;

•	decline in demand for products;

•	our failure to rapidly respond to changes in our industry could result in loss of our competitiveness and harm our financial condition or results of operations;

•	if our license agreement with KB Holdings LC or our strategic retail relationships with national retailers are terminated, our business may be adversely affected;

•	our failure to successfully maintain or expand our fulfillment and distribution operations will have a material adverse effect on our business;

•	we rely on the services of our key personnel, any of whom would be difficult to replace;

•	failure to adequately protect our intellectual property could damage our damage our brand and reputation and harm our business;

•	our revenues may be negatively affected if we are required to charge taxes on purchases;

•	our failure to protect confidential information of our customers would harm our business;

•	interruptions to our systems that impair customer access to our website would harm our business; and

•	the ability of our controlling shareholder and its affiliates to exercise significant influence over the outcome of matters to be voted on by our shareholders.

Furthermore, in some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks referenced in the “Risk Factors” section below. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

PROSPECTUS SUMMARY

About this Prospectus

When used in this prospectus and any prospectus supplement, the terms “we,” “our,” “us”, the “Company” or “The Parent Company” refer to The Parent Company and, as applicable, its subsidiaries. The following summary contains basic information about us. It likely does not contain all of the information that is important to you. We encourage you to read this entire prospectus and the documents we have referred you to.

The Parent Company

The Parent Company is a leading commerce, content and new media company for growing families. We provide comprehensive eCommerce and eContent resources to help families plan, play and grow. Our toy business offers thousands of toys and children’s products through our eToys.com web site, catalogs and strategic retail partnerships; and personalized dolls and accessories through our My Twinn.com brand. Through our baby business, we are a leading online retailer of brand-name baby, toddler and maternity products sold through the BabyUniverse.com and DreamtimeBaby.com web sites. Our luxury brands, PoshTots.com and PoshLiving.com, reach the country’s most affluent consumers with luxury baby apparel and furnishings. With our content sites, BabyTV.com, PoshCravings.com and ePregnancy.com, The Parent Company has established a recognized platform for the delivery of content and new media resources to a national audience of expectant parents. We are a market-leading digital content and eCommerce company focused on parents.

Our executive offices are located at 1099 18th Street, Denver, Colorado 80202 and our telephone number is (303) 228-9000.

Merger

On October 12, 2007, we completed a merger with eToys Direct pursuant to which eToys Direct became a direct wholly-owned subsidiary. eToys Direct was treated, for accounting purposes, as the surviving entity in the merger transaction.

On November 5, 2007, we changed our stock trading symbol to “KIDS,” and on January 8, 2008, we changed our corporate name from BabyUniverse, Inc. to The Parent Company and our state of incorporation from Florida to Colorado. On January 15, 2008, our Nasdaq Stock Market listing was changed to the Nasdaq Global Market.

The Offering

Shares of common stock offered by the selling shareholders	10,348,053 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock by the selling shareholders.

Our Nasdaq Global Market trading symbol	KIDS

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarterly period ended November 3, 2007, filed with the SEC on December 18, 2007, which quarterly report is incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our common stock could decline significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling shareholders of shares of our common stock.

SELLING SHAREHOLDERS

This prospectus relates to the aggregate resale of up to 10,348,053 shares of our common stock, which may be sold from time to time by certain former eToys Direct stockholders who received such shares pursuant to our merger with eToys Direct.

The table below sets forth the name of each selling shareholder and the number of shares of our common stock beneficially owned by each selling shareholder that may be offered pursuant to this prospectus. We have prepared the table based on information given to us by or on behalf of the selling shareholders on or prior to March 17, 2008. The selling shareholders may sell some, all or none of these shares. The table assumes that the selling shareholders sell all of the shares registered under this prospectus. In addition, the selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information to us in transactions exempt from the registration requirements of the Securities Act.

Name	Shares Beneficially Owned Before Offering(1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering(1)
	Number	Percent		Number	Percent
D. E. Shaw Laminar Acquisition Holdings 3, L.L.C.(2) 120 West Forty-Fifth Street, 39th Floor New York, NY 10036	15,289,378	63.1%	10,192,918	5,096,460	21.0%

Michael J. Wagner(3) c/o The Parent Company 1099 18th Street, Suite 1800 Denver, CO 80202	260,628	1.1%	155,135	105,493	0.4%

(1)	Based on 24,239,724 shares outstanding on March 17, 2008.
(2)	D. E. Shaw & Co. L.P., as investment adviser, has voting and investment control over any shares of Company common stock owned by D. E. Shaw Laminar Acquisition Holdings 3, L.L.C. Anne Dinning, Julius Gaudio, Lou Salkind, Maximilian Stone, Eric Wepsic, or their designees, exercise voting and investment control over such shares on D. E. Shaw & Co., L.P.’s behalf.
(3)	Includes 27,925 shares of Company common stock subject to outstanding options which are exercisable within 60 days after March 17, 2008.

We agreed in the eToys Direct merger agreement to keep a resale prospectus effective for the benefit of the selling shareholders until the date of final sale by the selling shareholders of all shares of our common stock registered for resale on the registration statement of which this prospectus is a part. We will pay substantially all of the costs, expenses and fees to be incurred by the selling shareholders in connection with the registration of the shares of common stock offered hereby. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling shareholders.

In addition to our obligations under the eToys Direct merger agreement, on October 12, 2007, we entered into a separate registration rights agreement with D. E. Shaw Laminar Acquisition Holdings 3, L.L.C. (“Laminar Acquisition”), Michael J. Wagner and certain other shareholders, pursuant to which we, among other things, granted Laminar Acquisition and Mr. Wagner an aggregate of three demand registration rights with respect to the shares issued to them in the merger, as well as unlimited rights to include such shares in any registration statement we file of our own volition or at the request of another shareholder having the right to make such a request. In the registration rights agreement, we agreed to indemnify Laminar Acquisition and Mr. Wagner against certain liabilities, including under the Securities Act, in accordance with our contractual obligations, or they will be entitled to contribution. As of the date of this prospectus, neither Laminar Acquisition nor Mr. Wagner had exercised any demand or piggyback registration rights under the registration rights agreement.

Michael J. Wagner became our Chief Executive Officer and a director upon completion of the merger with eToys Direct. One of our directors is an employee of an affiliate of Laminar Acquisition, our controlling shareholder. On February 1, 2008, an affiliate of Laminar Acquisition entered into a limited guaranty and pledge agreement with The CIT Group/Business Credit, Inc., the administrative agent under our credit facility, to provide, on our behalf, a limited guaranty of a portion of our obligations under our credit facility and pledge a savings account as security for its obligations under the guaranty. In consideration for these financial accommodations, we agreed to pay such affiliate of Laminar Acquisition a fee of $450,000 and a fee on the amounts deposited in the pledged savings account, as more fully described in our Current Report on Form 8-K filed with the SEC on February 7, 2008, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

The selling shareholders and their pledgees, donees, transferees, distributees or other successors-in-interest may from time to time sell the common stock covered by this prospectus directly to purchasers or offer the common stock through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriters’ discounts, concessions or commissions from the selling shareholders and/or the purchasers of securities for whom they may act as agent. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related directly to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. The sale of the common stock may be effected in transactions (which may involve block transactions):

•	through a securities exchange distribution in accordance with the rules of that exchange,

•	in the over-the-counter market,

•	that are purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus,

•	that are ordinary brokerage transactions and transactions in which the broker solicits purchases,

•	that are privately negotiated transactions,

•	that are short sales,

•	that consist of one or more underwritten offerings on a firm commitment or best efforts basis,

•	otherwise than through an exchange or in the over-the-counter market,

•	through the writing of options,

•	consisting of any combination of any of these methods of sale, and

•	pursuant to any other method permitted by applicable law.

The selling shareholders may engage brokers, dealers, and underwriters and any such brokers, dealers or underwriters may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling shareholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the common stock is then listed or quoted, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by the selling shareholders and, if a selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgees, transferees or other successors-in-interest as selling shareholders under this prospectus. To the knowledge of the

Company, there are currently no plans, arrangements or understandings between any selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the securities registered hereby. The selling shareholders may determine not to sell any, or to sell less than all, of the securities described in this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances, in which case the transferees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the common stock offered hereby or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock, as the case may be, in the course of the hedging positions they assume. The selling shareholders may also sell the common stock short and deliver the common stock, as the case may be, to close out short positions or loan or pledge the common stock to broker-dealers that in turn may sell the common stock.

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them hereby will be the purchase price of such common stock less discounts and commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.

Our common stock is listed for trading on The Nasdaq Global Market under the symbol “KIDS.”

In order to comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such states or an exemption from registration or qualification is available and complied with.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities, may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders have acknowledged that they understand their obligations to comply with the provisions of the Securities Exchange Act of 1934 and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 145 promulgated under the Securities Act may be sold under Rule 144 or Rule 145 rather than pursuant to this prospectus.

At the time of a particular offering of securities by a selling shareholder, a supplement to this prospectus, if required, will be circulated setting forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Once sold under the registration statement which includes this prospectus, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

The information on or that can be accessed through our websites, including www.etoys.com, www.kbtoys.com, www.mytwinn.com, www.babyuniverse.com, www.dreamtimebaby.com, www.poshtots.com, www.poshliving.com, www.poshcravings.com, www.epregnancy.com and www.babytv.com, is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have “incorporated by reference” into this prospectus certain information we have filed, or will file, with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007;

•

our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2007, filed with the SEC on May 15, 2007, June 30, 2007, filed with the SEC on August 14, 2007, and November 3, 2007, filed with the SEC on December 18, 2007;

•

Current Reports on Form 8-K, other than information furnished pursuant to Item 2.02 or Item 7.01, of Form 8-K, filed with the SEC on January 5, 2007, March 14, 2007, March 16, 2007, April 2, 2007, April 5, 2007, May 15, 2007, May 16, 2007, May 30, 2007, June 4, 2007, June 19, 2007, July 11, 2007, August 14, 2007, August 15, 2007, September 11, 2007, September 17, 2007, October 18, 2007, December 10, 2007, December 12, 2007, December 20, 2007, February 7, 2008, February 27, 2008 and March 12, 2008;

•	Description of our common stock contained in Amendment No. 1 to Form 8-A, filed with the SEC on January 9, 2008;

•

Our proxy statement/prospectus included in Amendment No. 3 to our Registration Statement on Form S-4, filed with the SEC on September 28, 2007, and our information statement on Schedule 14C, filed with the SEC on December 19, 2007; and

•

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules and regulations, after the date of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

The Parent Company

1099 18th Street

Denver, Colorado 80202

Attention: Corporate Secretary

Telephone: (303) 228-9000

LEGAL MATTERS

The validity of the common stock issued to the selling shareholders pursuant to our merger with eToys Direct and being offered hereby has been passed upon for us by Akerman Senterfitt, Miami, Florida.

EXPERTS

Our consolidated financial statements at December 31, 2006 and 2005, and for each of the two years in the period ended December 31, 2006, incorporated in this prospectus by reference to our proxy statement/prospectus included in Amendment No. 3 to our Registration Statement on Form S-4 filed with the SEC on September 28, 2007, have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our consolidated financial statements for the year ended December 31, 2004, incorporated in this prospectus by reference to our proxy statement/prospectus included in Amendment No. 3 to our Registration Statement on Form S-4 filed with the SEC on September 28, 2007, have been audited by Lieberman & Associates, P.A., independent registered public accounting firm, as set forth in their report, incorporated by reference in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of eToys Direct, Inc. at February 3, 2007 and January 28, 2006, and for each of the two years ended February 3, 2007 and January 28, 2006, and the period from May 10, 2004 (inception) to January 29, 2005, incorporated in this prospectus by reference to our proxy statement/prospectus included in Amendment No. 3 to our Registration Statement on Form S-4 filed with the SEC on September 28, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

THE PARENT COMPANY

10,348,053 Shares of Common Stock

PROSPECTUS

                , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission filing fee	$		*
Legal fees and expenses		7,500.00
Accounting fees and expenses		5,000.00
Printing expenses		2,500.00
Miscellaneous		0

Total		$15,000.00

*	Previously paid. See Explanatory Note following the cover page of this Post-Effective Amendment No. 1 on Form S-3 to Form S-4.

The above-listed fees and expenses are estimated.

Item 15.	Indemnification of Directors and Officers.

Indemnification under our Articles of Incorporation and Bylaws and Colorado Law

Colorado law provides for indemnification of directors, officers and other employees in certain circumstances (C.R.S. § 7-109-101 et. seq. (1994)) and for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances (C.R.S. § 7-108-402 (1994)). Our articles of incorporation and bylaws provide indemnification to our directors and officers to the fullest extent permitted by the Colorado Business Corporation Act, or CBCA, except with respect to any proceeding initiated by the director or officer without approval by our board of directors or shareholders. Our articles of incorporation and bylaws also limit the personal liability of a director for monetary damages to the fullest extent permitted by the CBCA. Among other things, these provisions provide indemnification for our directors and officers against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of the lawsuit or proceeding.

We maintain insurance policies insuring each of our directors and officers against certain civil liabilities, including liabilities under the Securities Act.

Indemnification under the Merger Agreement with eToys Direct, Inc.

We have agreed for the six-year period following the effective date of our merger transaction with eToys Direct, Inc. to, or to cause eToys Direct, Inc., as the surviving entity in the merger, to, indemnify each director or officer of eToys Direct, Inc. for any and all actions taken by those individuals prior to the effective time of the merger to the fullest extent and in the same manner as eToys Direct, Inc. provided indemnification to those directors and officers pursuant to its certificate of incorporation in effect at the effective time of the merger. Under our merger agreement with eToys Direct, Inc., we have also agreed to, or to cause eToys Direct, Inc., as the surviving entity in the merger, to, obtain directors and officers insurance covering the persons covered as of the time immediately prior to the consummation of the merger under eToys Direct, Inc.’s directors and officers insurance for a period of six years from the effective date of the merger.

Item 16.	Exhibits.

Exhibit Number	Document Description
5.1*	Legal opinion of Akerman Senterfitt.

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Lieberman & Associates, P.A., Independent Registered Public Accounting Firm.

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.4*	Consent of Akerman Senterfitt (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

*	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided; however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on March 24, 2008.

THE PARENT COMPANY

By:	/s/ MICHAEL J. WAGNER
Michael J. Wagner
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael J. Wagner and Barry Hollingsworth, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ MICHAEL J. WAGNER	Chief Executive Officer (Principal Executive Officer) and Director	March 24, 2008
Michael J. Wagner

/s/ BARRY HOLLINGSWORTH	Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2008
Barry Hollingsworth

/s/ PAM AMBRAMS	Director	March 24, 2008
Pam Abrams

/s/ JOHN SCHAEFER	Director	March 31, 2008
John Shaefer

/s/ LAUREN KRUEGER	Director	March 24, 2008
Lauren Krueger

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